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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated November 22, 1995 (except as to Note 12, which is as of April 5, 1996) relating to the financial statements of PPT VISION, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended October 31, 1995 listed under Item 14(a) of the PPT VISION, Inc. Annual Report on Form 10-K for the year ended October 31, 1995, which is incorporated by reference in this Registration Statement, when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these Financial Statement Schedules. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

                                          Price Waterhouse LLP

Minneapolis, Minnesota
May 14, 1996